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                                                                    Exhibit 10.3

                             SHAREHOLDERS' AGREEMENT


         AGREEMENT, made as of the 25 day of July, 1996, by and among Triton Systems, Inc., a Mississippi corporation (the "Company"), Ernest L. Burdette, Robert E. Sandoz and Frank J. Wilem, Jr. (collectively the "Management Shareholders"), and Summit Ventures IV, L.P., Summit Investors III, L.P. and Summit Subordinated Debt Fund, L.P. (collectively, the "Investors" and, together with the Management Shareholders, the "Shareholders").

        WHEREAS, the Investors are acquiring an aggregate of 114,000 shares of Series A Senior Preferred Stock, par value $.01 per share, of the Company, and 4,160,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock"), pursuant to the terms of a Stock Purchase and Redemption Agreement dated as of the date hereof among the Company, the Investors and the Management Shareholders (the "Purchase Agreement");

        WHEREAS, following the redemption contemplated by the Purchase Agreement, the Management Shareholders will be the owners of an aggregate of 3,279,999 shares of Common Stock and 97,614 shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"); and

        WHEREAS, it is a condition to the obligations of the parties under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

        NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future shareholders, the parties hereby agree with each other as follows:

        1. Definition of Shares. As used in this Agreement, "Shares" shall mean and include all shares of the Common Stock and other equity securities of the Company with rights to vote for the election of directors now owned or hereafter acquired by a Shareholder. Other terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

        2. Prohibited Transfers. No Management Shareholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his Shares except in compliance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, (a) a Management Shareholder may transfer without the necessity of prior approval all or any of his Shares by way of gift to his spouse, to any of his lineal descendants or ancestors, or to any trust for the benefit of any one or more of the Management Shareholder, his spouse or his lineal descendants or ancestors, and (b) a Management Shareholder may transfer all or any of his Shares by will or the laws of descent and distribution; provided that any such transferee under clause (a) or (b) of this Section 2 (referred to herein as
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"Permitted Transferees") shall agree in writing with the Company and the other
Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Management Shareholder transferring such Shares. In addition, after the consummation of a Qualified Public Offering, a Management Shareholder and his Permitted Transferees may transfer without necessity of complying with Section 4 hereof (which shall survive such Qualified Public Offering as to the Management Shareholders and his Permitted Transferees) all or any of his Shares, provided that the amount of Shares sold, together with all sales of such Shares by the Management Shareholder within the preceding three months, shall not exceed the greater of (i) one percent of the shares of Common Stock then outstanding (as shown by the most recent report or statement published by the Company), or (ii) the average weekly reported volume of trading in the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the sale of such Shares.

        3.      Right of First Refusal on Dispositions.

                (a) If at any time a Management Shareholder (a "Selling Management Shareholder") desires to sell or otherwise transfer all or any part of his Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Selling Management Shareholder shall submit a written offer (the "Offer") by delivering the Offer to the Company and the Investors, to sell such Shares (the "Offered Shares") to the Company and the Investors on terms and conditions, including price, not less favorable than those on which the Selling Management Shareholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Management Shareholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state (i) that the Company and the Investors may acquire, in accordance with the provisions of this Agreement, any of the Offered Shares for the price and upon the other terms and conditions set forth therein and (ii) that if all such Offered Shares are not purchased by the Company and the Investors, the Investors who have not purchased any such Offered Shares pursuant to this Section 3 may exercise their rights provided pursuant to
Section 4 hereof.

                (b) The Company shall have the right to purchase the Offered Shares. If the Company desires to purchase all or any part of the Offered Shares, it shall communicate in writing its election to purchase any of the Offered Shares to the Selling Management Shareholder and the Investors, which communication shall state the number of Offered Shares that the Company desires to purchase and the number of Offered Shares, if any, remaining for purchase by the Investors pursuant to Section (c) below, and shall be given within 20 days of the date the Offer was made.

                (c) If the Company does not elect to purchase all of the Offered Shares within the time period specified above, each Investor shall have the right to purchase that number of

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remaining Offered Shares as shall be equal to the number of such Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares then owned by such Investor and the denominator of which shall be the aggregate number of Shares then owned by all of the Investors who elect to purchase the remaining Offered Shares. The amount of such Offered Shares that each Investor is entitled to purchase under this Section 3(c) shall be referred to as its "Pro Rata Fraction".

                (d) The Investors shall have a right of oversubscription such that if any Investor fails to accept the Offer as to its full Investor Pro Rata Fraction, the remaining Investors shall, among them, have the right to purchase up to the balance of the remaining Offered Shares not so purchased. Other Investors may exercise such right of oversubscription by accepting the Offer for the remaining Offered Shares as to more than their Investor Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of the Offered Shares available in respect of such oversubscription privilege, the oversubscribing Investors shall be cut back with respect to over subscriptions on a pro rata basis in accordance with their respective Investor Pro Rata Fractions or as they may otherwise agree among themselves.

                (e) Those Investors who desire to purchase all or any part of the remaining Offered Shares shall communicate in writing their election to purchase to the Selling Management Shareholder, which communication shall state the number of remaining Offered Shares said Investors desire to purchase and shall be provided to the Selling Management Shareholder within 30 days of the date the Offer was made. Such communication, together with the communication of the Company specified above, shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to the right of the Investors to purchase more than their Pro Rata Fraction). Sales of such Offered Shares to be sold to the Company and the Investors pursuant to this Section 3 shall be made at the offices of the Company within 60 days following the date the Offer was made.

                (f) If the Company and the Investors do not purchase all of the Offered Shares, the remaining Offered Shares may be sold by the Selling Management Shareholder at any time within 120 days after the date the Offer was made, subject to the provisions of Section 4. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any remaining Offered Shares not sold within such 120-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3. If Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the purchaser of such Offered Shares shall execute a counterpart of this Agreement as a precondition of the purchase of such Offered Shares and any Offered Shares sold to such purchaser shall continue to be subject to the provisions of this Agreement.



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        4.      Right of Participation in Sales.

                (a) If at any time any Shareholder desires to sell all or any part of the Shares owned by him or it to any third party (the "Selling Shareholder"), and those Shares to be transferred have not been purchased by the Company and the Investors under Section 3, or the Management Shareholders under
Section 5, as the case may be, each of the Shareholders (other than those who have elected to purchase Shares pursuant to Section 3 or Section 5, as the case may be) shall have the right to sell to the third party, as a condition to such sale by the Selling Shareholder, at the same price per share and on the same terms and conditions as involved in such sale by the Shareholder, a pro rata portion of the amount of Shares proposed to be sold to the third party. The "pro rata portion" of Shares which a Shareholder shall be entitled to sell to the third party shall be that number of Shares as shall equal the number of Shares proposed to be sold to the third party multiplied by a fraction, the numerator of which is the aggregate of all shares of Common Stock which are then held by the Shareholder wishing to participate in the sale, and the denominator of which is the aggregate of all shares of Common Stock which are then held by the Management Shareholder and all Investors wishing to participate in any sale under this Section 4, including the Selling Shareholder.

                (b) If the Selling Shareholder wishes to make a sale to a third party which is subject to this Section 4, the Selling Shareholder shall, after complying with the provisions of Section 3 or 5, as the case may be, give to each Shareholder notice of such proposed sale, and stating that all Shares were not purchased pursuant to the Offer as discussed in Section 3 or 5. Such notice shall be given at least 20 days prior to the date of the proposed sale to the third party. Each Shareholder wishing to so participate in any sale under this
Section 4 shall notify the Selling Shareholder in writing of such intention within 15 days after such Shareholder's receipt of the notice described in the preceding sentence.

                (c) The Selling Shareholder and each participating Shareholder shall sell to the third party all, or at the option of the third party, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the third party than those in the notice provided by the Selling Shareholder under subparagraph (b) above; provided, however, that any purchase of less than all of such Shares by the third party shall be made from the Selling Shareholder and each participating Shareholder pro rata based upon the relative number of the Shares that the Selling Shareholder and each participating Shareholder is otherwise entitled to sell pursuant to Section 4(a).

                (d) If any Shares are sold pursuant to this Section 4 to any purchaser who is not a party to this Agreement, the purchaser of such Shares shall execute a counterpart of this Agreement as a precondition to the purchase of such Shares and such Shares shall continue to be subject to the provisions of this Agreement.



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        5.      Right of First Offer on Dispositions by Investors.

                (a) If at any time any of the Investors desire to sell or otherwise transfer any of the Shares held by such Investor (other than permitted transfers as specified in Section 5(e)) in a bona fide transaction to a third party, the Investors wishing to sell Shares (the "Selling Investors") shall notify in writing the Company and the Management Shareholders of their intent to sell specifying the aggregate number of Shares which they intend to sell (the "Investor Offered Shares"). The Management Shareholders shall have 20 days after receipt of such notice within which to make an offer to purchase all, but not less than all, of the Investor Offered Shares which the Selling Investors propose to sell (the "Offer to Buy"). The Offer to Buy shall include a complete description of the terms of the proposal including the purchase price to be paid, terms of payment and all other material terms thereof.

                (b) In no event will the Selling Investors be under any obligation to accept the Offer to Buy and the Selling Investors shall be free, for a period of 120 days after the date of the initial notice of their intent to sell the Investor Offered Shares, to sell the Investor Offered Shares to a third party in a bona fide transaction; provided, however, that no such transfer to any third party may be at a purchase price that is less than, or on other terms in the aggregate materially less favorable to the Selling Investor than as were contained in the Offer to Buy.

                (c) In the event that the Selling Investors accept the Offer to Buy, such acceptance shall be made in writing to the Management Shareholders and the sale contemplated thereby shall be made at the offices of the Company no later than 90 days from the date of such acceptance. In the event that the transaction shall fail to close by the 90th day after the date of the Selling Investors' acceptance of the Offer to Buy, the Selling Investors shall be free to sell the Investor Offered Shares to any third party without complying with the provisions of this Section 5.

                (d) If the Investor Offered Shares are transferred to a third party in accordance with the terms of this Section 5, such third party shall take such Shares free of the restrictions on transfer imposed by this Section 5.

                (e) Notwithstanding the terms of this Section 5, the restrictions on transfer contained in this Section 5 shall not apply to: (i) a transfer of Shares of an Investor which is a partnership to one or more of its constituent partners or to any person or institution controlled by or under common control with such partnership, or to a retired or withdrawn partner who retires or withdraws after the date hereof in full or partial distribution of his interest in such partnership, or to the estate of any such partner; or (ii) a transfer by gift, will or intestate succession of any person to his spouse, to any of his lineal descendants, or to any trust for the exclusive benefit of one or more of the foregoing; provided that such transferee under clauses (i) and
(ii) shall agree in writing with the Company and the other Shareholders to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Investor transferring the Shares.


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        6. Take Along. If, at any time the Investors shall determine to sell or exchange (in a business combination or otherwise) fifty percent (50%) or more of the Shares then held by them to a third party, then, upon the written request of the Investors (the "Sale Request"), each Shareholder shall be obligated to, and shall (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party, that percentage of his or its Shares that is equal to the percentage of the aggregate holding of the Shares held by the Investors that is being sold or exchanged to the third party at the same price per share and on the same terms applicable to the Investors and (ii) if, stockholder approval of the transaction is required, vote his Shares in favor thereof.

        7. Election of Directors. At each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which shareholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, the Shareholders shall vote all Shares owned by them for the election of a Board of Directors consisting of not more than seven directors, designated in the manner designated below.

                (a) one director shall be designated by Summit Ventures IV, L.P. (which designee shall initially be Joseph F. Trustey);

                (b) one director shall be designated by Summit Subordinated Debt Fund, L.P. (which designee shall initially be Kevin P. Mohan);

                (c) so long as a Management Shareholder shall own at least 10% of the shares of Common Stock then outstanding, such Management Shareholder shall be entitled to designate one director, such that on the date hereof the Management Shareholders shall be entitled to designate three directors (which designees shall initially be Ernest L. Burdette, Robert E. Sandoz and Frank J. Wilem, Jr.); and

                (d) two directors who are not affiliated with the Company shall be designated by the Investors after consulting with the Management Shareholders (which designees shall initially be Scott C. Collins and Faraz Daneshgar).

        8. Compensation Committee. There shall be established at all times during the term of this Agreement a Compensation Committee of the Board of Directors (the "Compensation Committee") which shall be comprised of three directors as follows: one of whom shall be one of the directors designated under
Section 7(a) or 7(b); one of whom shall be one of the directors designated under
Section 7(c); and one of whom shall be one of the directors designated under
Section 7(d). The Compensation Committee will determine the compensation of all senior employees and consultants of the Company (including salary, bonus, equity participation and benefits), provided that no member of the Compensation Committee may vote on his own compensation. The compensation of senior employees and consultants shall be reviewed by the

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Compensation Committee on an annual basis, and the decision by a majority of the members of the Compensation Committee will control the Committee's actions.

        9. Term. This Agreement shall terminate immediately prior to (a) the consummation of the first Qualified Public Offering, or (b) the tenth anniversary of the date of this Agreement whichever occurs first, except that the provisions of Section 4 hereof shall continue after a Qualified Public Offering until the tenth anniversary of the date of this Agreement with respect to the sale of any Shares by the Management Shareholders.

        10. Failure to Deliver Shares. If any Shareholder becomes obligated to sell any Shares to another Shareholder under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such other Shareholder may, at its option, in addition to all other remedies it may have, send to the defaulting Shareholder the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to the defaulting Shareholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such other Shareholder, a new certificate or certificates representing such Shares, and thereupon all of the defaulting Shareholder's rights in and to such Shares shall terminate.

        11. Specific Enforcement. Each Shareholder expressly agrees that the other Shareholders and the Company may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, the other Shareholders and the Company shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

         12. Legend. Each certificate evidencing any of the Shares now owned or hereafter acquired by the Shareholders shall bear a legend substantially as follows:

        "Any sale, assignment, transfer or other disposition of the shares represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Shareholders' Agreement dated as of July 25, 1996. A copy of said Agreement is on file with the Secretary of the Corporation."

        13. Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address specified on Schedule I hereto or such other address as the addressee may subsequently notify the other parties of in writing.

         14. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written

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agreement signed by the parties hereto; provided, however, that Investors owning at least a majority of the Shares owned by all Investors may effect any such waiver, modification, amendment or termination on behalf of all of the Investors and Management Shareholders owning at least a majority of the Shares owned by all Management Shareholders may effect any such waiver, modification, amendment or termination on behalf of all of the Management Shareholders. Each of the Shareholders represents that he or it is not a party to any other agreement which would prevent him or it from performing his or its obligations hereunder. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

        15. Governing Law; Successors and Assigns. This Agreement shall be governed by the internal laws of the State of Mississippi (or the laws of such other state in which the Company is then incorporated) without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties, provided that no Management Shareholder shall be permitted to assign its rights to designate a director under Section 8(c) hereof.

        16. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         17. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

         18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                      * * *



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                              TRITON SYSTEMS, INC.
                            SHAREHOLDERS' AGREEMENT

                           Counterpart Signature Page


        IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.


MANAGEMENT SHAREHOLDERS:                     COMPANY:

                                             TRITON SYSTEMS, INC.
/s/ Ernest L. Burdette
_______________________________
Ernest L. Burdette                           By:  /s/ Ernest L. Burdette
                                                ________________________________
                                                   Name:  Ernest L. Burdette
                                                   Title: President
/s/ Robert E. Sandoz
_______________________________
Robert E. Sandoz                             INVESTORS:

                                             SUMMIT VENTURES IV, L.P.
/s/ Frank J. Wilem, Jr.
_______________________________
Frank J. Wilem, Jr.                          By:  Summit Partners IV, L.P.,
                                                  its general partner

                                             By:  Stamps, Woodsum & Co. IV,
                                                  its general partner

                                             By: /s/ Joseph F. Trustey
                                                 _______________________________
                                                    General Partner

                                             SUMMIT INVESTORS III, L.P.

                                             By: /s/ Joseph F. Trustey
                                                _______________________________
                                                    Authorized Signatory

                                             SUMMIT SUBORDINATED DEBT
                                               FUND, L.P.

                                             By: Summit Partners SD, L.P.
                                                 Its General Partner

                                             By: /s/ Joseph F. Trustey
                                                _______________________________
                                                    General Partner

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                                   SCHEDULE 1

COMPANY

Triton Systems, Inc.
522 East Railroad Street
Long Beach, Mississippi 39560
Attn:  President

MANAGEMENT SHAREHOLDERS

Ernest L. Burdette
c/o Triton Systems, Inc.
522 East Railroad Street
Long Beach, Mississippi  39560


Robert E. Sandoz
c/o Triton Systems, Inc.
522 East Railroad Street
Long Beach, Mississippi  39560


Frank J. Wilem, Jr.
c/o Triton Systems, Inc.
522 East Railroad Street
Long Beach, Mississippi  39560


INVESTORS

Summit Investors III, L.P.
600 Atlantic Avenue, Suite 2800
Boston, MA 02210-2227
Attn:  Joseph F. Trustey

Summit Ventures IV, L.P.
600 Atlantic Avenue, Suite 2800
Boston, MA 02210-2227
Attn:  Joseph F. Trustey


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
Summit Subordinated Debt Fund, L.P.
600 Atlantic Avenue, Suite 2800
Boston, MA 02210-2227
Attn:  Joseph F. Trustey




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